UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2010

Euro Solar Parks, Inc.
(Exact name of registrant as specified in its charter)

81 Elmwood Avenue Ho-Ho-Kus, N.J. 07423 917-868-6825 (Company address)

Nevada	333-163600	26-3866816
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On August 6, 2010, the sole member of the Board of Directors and the holder of a majority of the outstanding shares of the Company approved a forward stock split of our common stock at a ratio of fifteen (15) shares for every one (1) share held. The forward stock split will become effective on August 26, 2010. After the forward stock split, we will have 62,187,000 shares of common stock issued and outstanding. Prior to the forward stock split, we had 4,145,800 shares of Common Stock outstanding. In connection with the forward stock split, we were not required to amend our Articles of Incorporation to increase the number of authorized shares since there are 100,000,000 common shares currently authorized which is sufficient to effectuate the forward split.  Each Shareholder must surrender their existing certificate to the transfer agent in exchange for new a new certificate reflecting the forward split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Euro Solar Parks, Inc.

Date: August 19, 2010	By:	/s/ Dimitrios Argryos

Chief Executive Officer